Exhibit 2.1

PURCHASE AGREEMENT

This Purchase Agreement (this "Agreement"), dated as of January 1, 2012, by and between Global Digital Solutions, Inc., a New Jersey corporation (the "Buyer"), Bronco Communications, LLC a Nevada limited liability company (the "Company"),

W I T N E S S E T H:

WHEREAS, the Member(s) is the owner of all membership interests of the Company;

WHEREAS, the Company is engaged in the business of Telecommunications Engineering and Construction (the "Business"); and

WHEREAS, the parties hereto wish to provide for the terms and conditions on which the Member(s) shall sell 51% of the shares in the Company to Buyer would be consummated and for the consideration described in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I
THE PURCHASE

1.01.       The Closing.

(a)       Subject to the terms of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at GDSI offices located in Folsom, CA, commencing at 1:00 p.m. on January 1, 2012 or at such other time and/or place and/or on such other date as the parties may mutually agree (the "Closing Date").

(b)       At the Closing, Buyer shall deliver to the Member(s): the Purchase Price (as defined in Section 1.02; and (ii) such other instruments and documents, in form and substance reasonably acceptable to the Member(s), as may be necessary to effect the Closing.

(c)       At the Closing, the Member(s) shall deliver to Buyer:

(i)        the company records for the Company; and (ii) such other instruments and documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect the Closing.

1.02        Purchase Price.

The Purchase price shall be as follows: The purchase price for the 51% of the Company shall be 1 X (times) the revenue of the company X (times) $ .035 to be paid at January 1, 2013 in restricted shares of the Company's common stock.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE MEMBER(S)

The Member(s) represents and warrants that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as follows:

2.01.       Capitalization. The member interests are validly issued, fully paid and non-assessable and are owned beneficially and of record by the Member(s) free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances"). There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or dispose of any of its equity securities or any ownership interest therein. All of the issued and outstanding member interests of the Company were issued in compliance with all applicable state and federal securities law.

2.02.       Organization. The Company is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing as a foreign limited liability company in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary.

2.03.       Corporate Power and Authority; Effect of Agreement. Each Member(s) is an individual with all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Member(s) and constitutes the valid and binding obligation of the Member(s), enforceable against the Member(s) in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity. The execution, delivery and performance by the Member(s) of this Agreement and the consummation by the Member(s) of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (y) violate any law, rule or regulation to which the Member(s) or the Company are subject or require any authorization, consent, approval, exemption or other action by or notice to any governmental authority, (z) violate any order, judgment or decree applicable to the Member(s) or the Company.

2.04.       Financial Statements.
(a)        The Member(s) has delivered to Buyer (i) the (un)audited balance sheets of the Company as of December 31, 2010-2011 (the "Balance Sheets") and (un)audited statement of operations and cash flows of the Company for the three-month period then ended, and (ii) (un)audited balance sheets of the Company as of December 31, 2010 and December 31, 2011, and (un)audited statement of operations and cash flows of the Company for the twelvemonth periods then ended, including the footnotes thereto (the "Annual Financial Statements") (the financial statements listed in (i) and (ii), collectively, the "Financial Statements"), copies of which are included in Schedule 2.04. The Financial Statements fairly present in all material respects the financial position and the results of operations and cash flows of the Company, for the respective dates or periods (as the case may be) indicated therein and have been prepared in conformity with GAAP consistently applied. All of the assets, liabilities, income, costs and expenses reflected in the Financial Statements are related to the Business and arose out of and were incurred in the ordinary course of the Business. All related party transactions have been accounted for by use of consistent accounting policies and methodologies that would not affect the comparability of such financial information in any material way.

(b)        Except as specifically reflected in the Financial Statements or Schedule 2.04(b) or elsewhere in the Schedules or as contemplated by this Agreement, the Company does not have any liabilities, commitments or obligations of any kind whatsoever (whether secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise), other than any liabilities, commitments or obligations incurred after January 1, 2012 in the ordinary course of business.

2.05.    Assets and Properties. The Company has good title to all of the material tangible personal assets and properties which it purports to own (including those reflected on the December 31, 2011 Balance Sheet, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet, which are not individually or in the aggregate material), free and clear of all Encumbrances.

2.06.    Litigation. There is no claim, suit, action or proceeding in any court or before any governmental or regulatory authority ("Litigation") pending or, to the Member(s)'s knowledge, threatened, involving the Company, the Business or any assets or liabilities of any of the foregoing. The Company is not subject to any outstanding orders, rulings, judgments, injunctions, writs, decrees or actions including, without limitation, any actions brought by any regulatory authority.

2.07.    Compliance with Laws. Neither the Member(s) nor the Company has received any written notice of any violation of any applicable laws, rules, regulations and orders relating to the operation, conduct or ownership of the Business. The Company has all permits, licenses, certificates and authorizations of governmental and regulatory authorities necessary for the conduct of their business as presently conducted.

2.08.    Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by the Member(s), the Company in connection with the execution, delivery and performance by the Member(s) of this Agreement or the taking by the Member(s) of any other action contemplated hereby.

2.09.    Taxes

(a)         All Tax Returns required to be filed by or with respect to the Company have been properly and timely filed and all such Tax Returns are complete and accurate in all material respects. Except to the extent reserved or reflected against on the December 31, 2011 Balance Sheet, all Taxes due with respect to such Tax Returns or which are otherwise due and payable by the Company have been paid in full. All Taxes required to be withheld and paid over by the Company to any relevant taxing authority in connection with payments to employees, independent contractors, creditors, Member(s) or to third parties have been so withheld and paid over.

(b)        No Tax authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat that the Company is or may be subject to Tax in such jurisdiction; (ii) no deficiencies for any Tax have been threatened, proposed, asserted or assessed against the Company that have not been satisfied; (iii) no audits or examinations with respect to the Company are ongoing or have been threatened or proposed by the Internal Revenue Service or the appropriate state, local or foreign Tax authority; (iv) no waivers or extensions of statutes of limitation with respect to Taxes have been given by or requested with respect to the Company; (v) there are no tax rulings, requests for rulings, or closing agreements relating to the Company that could affect the liability for Taxes of the Company for any period (or portion of a period) after the Closing; (vi) no power of attorney has been granted by the Company with respect to any matter relating to Taxes of the Company that is currently in force.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as follows:

3.01.       Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, and has all requisite corporate power and authority to carry on their business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Newco has been formed for the sole purpose of completing the Merger and has not incurred any obligations, liabilities, or other commitments as set forth in this Agreement.

3.02.       Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by each Buyer of this Agreement and each of the documents referenced herein and the consummation by each Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Buyer. This Agreement has been duly and validly executed and delivered by each Buyer and constitutes the valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity. The execution, delivery and performance by each Buyer of this Agreement and the consummation by each Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate, or require any consent under, any material contract or other commitment of each Buyer, (ii) violate any provision of law, rule or regulation to which each Buyer is subject, (iii) violate any order, judgment or decree applicable to each Buyer or (iv) violate any provision of the Certificate of Incorporation or the By-laws of each Buyer; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

3.03.       Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement, or the taking by the Buyer of any other action contemplated hereby.

3.04.       Compliance with Laws. The Buyer has not received any written notice of any violation of any applicable laws, rules, regulations and orders relating to the operation, conduct or ownership of its business. The Buyer have all permits, licenses, certificates and authorizations of governmental and regulatory authorities necessary for the conduct of their business as presently conducted.

ARTICLE IV
CONDITIONS TO BUYER' OBLIGATIONS

The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

4.01.       Representations, Warranties and Covenants of Member(s). The Member(s) shall have complied in all material respects with his agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of the Member(s) contained herein in the aggregate shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. For purposes of the preceding sentence, specific material adverse effect and materiality qualifiers contained in individual representations and warranties shall be disregarded.

4.02.       No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits Buyer from consummating the transactions contemplated hereby.

4.03.       Consents. All other consents, approvals, authorizations, exemptions and waivers from governmental agencies and third parties that are reasonably required for the consummation of the transactions contemplated hereby, shall have been obtained in form and substance reasonably satisfactory to the Buyer.

ARTICLE V
CONDITIONS TO THE MEMBER(S)'S OBLIGATIONS

The obligation of the Member(s) to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

5.01.        Representations, Warranties and Covenants of Buyer. Buyer shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of Buyer contained herein in the aggregate shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. For purposes of the preceding sentence, specific material adverse effect and materiality qualifiers contained in individual representations and warranties shall be disregarded.

5.02.        No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits the Member(s) from consummating the transactions contemplated hereby.

ARTICLE VI
MISCELLANEOUS

6.01.        Interpretive Provisions.

(a)        Whenever used in this Agreement, "to the Member(s)'s knowledge" or "to the knowledge of the Member(s) shall mean the actual knowledge of the Member(s) and the knowledge that either would have after due and reasonable inquiry.

(b)        The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof.

(c)        For purposes of this Agreement, the Company shall be deemed to be an affiliate of the Member(s) prior to the Closing and an affiliate of ADS after the Merger.

6.02.        Entire Agreement. This Agreement (including the Schedules) and the Ancillary Documents constitute the sole understanding of the parties with respect to the subject matter hereof.

6.03.        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other (except that Buyer may without the prior written consent of the Member(s) assigns this Agreement to any affiliate of Buyer so long as such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyer," and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Buyer of its obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.04.       Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

6.05.       Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

6.06.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

6.07.       Expenses. Except as otherwise provided herein, the Member(s) and Buyer shall pay all costs and expenses incurred by them or it or on their or its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of their respective financial consultants, accountants and counsel.

6.08.       Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid, if to the Member(s) to:

Bronco Communications LLC
5348 Vegas Dr.
Las Vegas, NV 89108-2347

if to Buyer to them at:

Global Digital Solutions, Inc.
9477 Greenback Lane
Suite 524A
Folsom, CA 95630

or at such other address for a party as shall be specified by like notice.

6.09.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law.

IN WITNESS WHEREOF, each of the individual parties hereto has executed this Agreement and Buyer has caused their duly authorized representatives to execute this Agreement on its behalf as of the date first above written.

Global Digital Solutions, Inc.

By:	/s/ William J. Delgado
Name: William J. Delgado
Title: President /CEO

Bronco Communications, LLC

By:	/s/ Daryl W. Fiese
Name: Daryl W. Fiese
Title: Managing Partner